SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a‑12

SOUTHWEST IOWA RENEWABLE ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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®

December 19, 2017

To the Members of Southwest Iowa Renewable Energy, LLC:

Last week you received certain materials relating to the 2018 Annual Meeting of Members of Southwest Iowa Renewable Energy, LLC (the “Company”) to be held February 16, 2018 (the “2018 Annual Meeting”).  These materials were sent to you prematurely as a result of an error by the printing company retained by the Company.  The printing company mailed these materials prior to the Company’s finalization and filing of the materials with the Securities and Exchange Commission (the “SEC”) and included a copy of the proxy card for the 2018 Annual Meeting which should not have been included in such mailing under applicable SEC rules and regulations. As a result, the materials you received were not valid.

On December 18, 2017, the Company filed its proxy materials relating to the 2018 Annual Meeting with the SEC which included the Internet Availability Notice, the Notice of the 2018 Annual Meeting, the 2018 Proxy Statement and the proxy card for the 2018 Annual Meeting (collectively, the “2018 Proxy Materials”).  On December 18, 2017, the Company also mailed you a copy of the Internet Availability Notice in accordance with its standard practices and applicable securities laws.  All of the 2018 Proxy Materials are available on the Company’s website at www.sireethanol.com under the “Investors Relations” tab.

If you returned a proxy card to the Company with voting instructions on how your units should be voted at the 2018 Annual Meeting prior to December 18, 2017, the proxy card you submitted is not valid and your vote will not be counted at the 2018 Annual Meeting.  To ensure that your units are represented and your vote is counted at the 2018 Annual Meeting, YOU WILL NEED TO SUBMIT A NEW PROXY CARD TO THE COMPANY.  As noted above, a copy of the proxy card is available on the Company’s website at www.sireethanol.com under the “Investors Relations” tab.  The Company will also separately mail a proxy card for the 2018 Annual Meeting to all members ten (10) days after the date the Company filed its 2018 Proxy Materials with the SEC in accordance with applicable securities laws.

Your vote is very important.   We strongly encourage you to print, sign and date the proxy card available on our website or delivered to you later this month and submit (or resubmit) your proxy card to the Company to ensure that your units will be represented at the 2018 Annual Meeting.  If you attend the 2018 Annual Meeting of Members in February, you may nevertheless revoke your proxy and vote in person even though you previously mailed the proxy card.

I sincerely apologize for any inconvenience this may have caused you and I look forward to meeting with you at the 2018 Annual Meeting.

Very truly yours,

Brian T. Cahill
President and General Manager